UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Agreement and Plan of Merger

On February 8, 2019, FLIR Systems, Inc. an Oregon corporation (“FLIR”), entered into an Agreement and Plan of Merger, by and among FLIR Detection, Inc., a Delaware corporation (“Parent”), Echo Robotic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Endeavor Robotic Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto (the “Merger Agreement”). The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). The estimated aggregate consideration consists of approximately $385 million to be paid in cash, subject to certain closing adjustments as set forth in the Merger Agreement (the “Purchase Price”). Under the Merger Agreement, FLIR has agreed to guarantee Parent’s payment of the Purchase Price. FLIR expects to fund the purchase with cash and its existing credit facility.
Each of the parties to the Merger Agreement has made representations, warranties and covenants that are customary for a transaction of this nature. Consummation of the Merger is subject to customary conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and closing is expected to occur in the first half of 2019.
The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On February 11, 2019, FLIR issued a press release announcing that it had entered into the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.
2.1    Agreement and Plan of Merger, by and among FLIR Detection, Inc., Echo Robotic Merger Sub, Inc., Endeavor Robotic Holdings, Inc., Arlington Capital Partners III, L.P. and FLIR Systems, Inc., dated as of February 8, 2019.*

*The registrant has omitted certain schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Commission upon request.

99.1    Press Release, dated February 11, 2019.

Cautionary Statements Regarding Forward-Looking Information

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: the expected timing of the consummation of the Merger. Forward-looking statements may contain words such as “will,” “expects” or similar expressions, and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the risk that the businesses will not be integrated successfully; the risk that synergies will not be realized or realized to the extent anticipated; the risk that required governmental approvals of the Merger will not be obtained, and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 12, 2019.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Carol P. Lowe
Carol P. Lowe
Executive Vice President and Chief Financial Officer